UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(e)                                  On January 25, 2017, the Board of Directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (the “Company”) approved the modification of the compensation arrangements for Thomas C. Gentile, the Company’s President and Chief Executive Officer, and Duane Hawkins, the Company’s Senior Vice President and General Manager of Boeing and Defense Programs, as follows:

Beginning in 2017, Mr. Gentile will be entitled to receive an annual award under the Long Term Incentive portion of the Company’s Omnibus Plan (the “LTIP”) with a value equal to 450% of his annual base salary (increased from 400%).  The Board also increased Mr. Gentile’s annual base salary from $1,100,000 to $1,150,000, effective as of February 3, 2017.

Beginning in 2017, Mr. Hawkins will be entitled to receive an annual award under the LTIP with a value equal to 220% of his annual base salary (increased from 200%).  The Board also increased Mr. Hawkins’ annual base salary from $500,000 to $520,000, effective as of February 3, 2017.

Other than as set forth herein, Mr. Gentile’s and Mr. Hawkins’ employment agreements with the Company will continue in full force and effect on their current terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: January 30, 2017	/s/ Stacy Cozad
Stacy Cozad
Senior Vice President, General Counsel and Secretary